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                                 EXHIBIT 23(a)

                       CONSENT TO KPMG PEAT MARWICK LLP


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[LOGO OF PEAT MARWICK LLP APPEARS HERE]






The Board of Directors
Liberty Bancorp. Inc.:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.




                                                     /s/ KPMG Peat Marwick LLP


Chicago, Illinois
October 15, 1996